EXHIBIT 10.2.2
NINTH AMENDMENT
TO
LOAN AGREEMENT
     This Ninth Amendment To Loan Agreement is entered into as of May 2, 2007 (the “Amendment”), by and among Comerica Bank (“Bank”), Safeguard Delaware, inc. (“Safeguard Delaware”) and Safeguard Scientifics (Delaware), Inc. (“Safeguard Scientifics”; Safeguard Scientifics and Safeguard Delaware are sometimes referred to, individually, as a “Borrower” and collectively, as the “Borrowers”).
Recitals
     Borrowers and Bank are parties to that certain Loan Agreement dated as of May 10, 2002, as amended from time to time, including without limitation by a First Amendment to Loan Agreement dated as of May 5, 2003, a Second Amendment to Loan Agreement dated as of February 12, 2004, a Third Amendment to Loan Agreement dated as of May 8, 2004, a Fourth Amendment to Loan Agreement dated as of September 30, 2004, a Fifth Amendment to Loan Agreement dated as of May 2, 2005, a Sixth Amendment to Loan Agreement dated as of August 1, 2005, a Seventh Amendment to Loan Agreement dated as of May 4, 2006 and an Eighth Amendment to Loan Agreement dated as of February 28, 2007 (as so amended, the “Agreement”). The parties desire to further amend the Agreement in accordance with the terms of this Amendment.
     Now, Therefore, the parties agree as follows:
     1. The following definitions are hereby amended in Section 1 of the Agreement to read as follows:
          “Revolving Line” means aggregate Credit Extensions of up to Seventy Five Million Dollars ($75,000,000).
          “Revolving Maturity Date” means June 30, 2008.
     2. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Each Borrower ratifies and reaffirms the continuing effectiveness of the Agreement and all instruments, documents and agreements entered into in connection with the Agreement, in each case, as amended hereby.
     3. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, except (i) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties are true and correct as of such date; and (ii) for those changes to the representations and warranties resulting from events, occurrences or circumstances permitted under the applicable Loan Documents, and that no Event of Default has occurred and is continuing.
     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     5. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)	this Amendment, duly executed by Borrowers;

(b)	corporate resolutions to borrow, duly executed by each Borrower;

(c)	an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(d)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SAFEGUARD DELAWARE, INC.

By:	/s/ Steven J. Feder

Title:	Vice President

SAFEGUARD SCIENTIFICS (DELAWARE), INC.

By:	/s/ Steven J. Feder

Title:	Vice President

COMERICA BANK

By:	/s/ Jessica Breuer

Title:	Corporate Banking Officer